UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 17, 2015, Inventergy Global, Inc. (the “Company”) issued a press release announcing the operational restructuring of the product-based businesses of its wholly-owned subsidiary, eOn Communications Systems, Inc. A copy of the press release is attached to this Current Report as Exhibit 99.1.

The Company claims the protection of the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of management of the Company regarding, among other things, the business of the Company, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors and risks, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; requirements or changes adversely affecting the business in which the Company is engaged; management of rapid growth; intensity of competition; general economic conditions; the Company’s ability to raise necessary funds; as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this report

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2015

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer